Exhibit F-2
Energy East Corporation Consolidating Balance Sheet December 31, 2003 (Thousands)
	Energy East Holding Company	Energy East Management Corporation	RGS Energy Group, Inc. Consolidated	Connecticut Energy Corporation Consolidated

Assets
Current Assets
Cash and cash equivalents	$10,136	$13,907	$33,424	$7,346
Special deposits	-	-	34,059	-
Temporary investments	-	-	-	-
Accounts receivable, net	28,621	37,020	459,167	81,464
Fuel, at average cost	-	-	79,926	31,325
Materials and supplies, at average cost	-	-	12,909	1,065
Accumulated deferred income tax benefits, net	-	-	18,662	-
Prepayments and other current assets	3,393	222	64,004	1,273

Total Current Assets	42,150	51,149	702,151	122,473

Utility Plant, at Original Cost
Electric	-	-	4,654,070	-
Natural gas	-	-	1,211,114	504,284
Common	-	-	279,388	-

	-	-	6,144,572	504,284
Less accumulated depreciation	-	-	2,415,846	115,297

Net Utility Plant in Service	-	-	3,728,726	388,987
Construction work in progress	-	-	216,232	1,306

Total Utility Plant	-	-	3,944,958	390,293

Other Property and Investments, Net	3,975,702	1,749	312,707	9,584

Regulatory and Other Assets
Regulatory assets
Nuclear plant obligations	-	-	240,884	-
Unfunded future income taxes	-	-	92,632	53,684
Unamortized loss on debt reacquisitions	-	-	38,863	-
Demand-side management program costs	-	-	-	-
Environmental remediation costs	-	-	86,209	-
Nonutility generator termination agreements	-	-	100,687	-
Asset retirement obligations	-	-	-	14,514
Other	-	-	421,081	68,256

Total regulatory assets	-	-	980,356	136,454

Other assets
Goodwill, net	-	-	653,036	263,887
Prepaid pension benefits	-	-	511,208	30,140
Other	10,145	2,111	139,480	32,878

Total other assets	10,145	2,111	1,303,724	326,905

Total Regulatory and Other Assets	10,145	2,111	2,284,080	463,359

Total Assets	$4,027,997	$55,009	$7,243,896	$985,709

Exhibit F-2
Energy East Corporation Consolidating Balance Sheet December 31, 2003 (Thousands)
	Energy East Holding Company	Energy East Management Corporation	RGS Energy Group, Inc. Consolidated	Connecticut Energy Corporation Consolidated

Liabilities
Current Liabilities
Current portion of preferred stock of subsidiary subject to mandatory redemption requirements	-	-	$1,250	-
Current portion of long-term debt	-	-	6,990	-
Notes payable	$190,000	-	41,400	$27,344
Accounts payable and accrued liabilities	5,214	$18,124	240,391	29,092
Interest accrued	13,746	-	21,830	3,507
Taxes accrued	(11,928)	(2,292)	41,788	7,235
Accumulated deferred income tax benefits, net	-	-	-	-
Other	4,428	9,842	113,967	3,262

Total Current Liabilities	201,460	25,674	467,616	70,440

Regulatory and Other Liabilities
Regulatory liabilities
Accrued removal obligation	-	-	489,537	81,797
Deferred income taxes	-	-	115,476	21,067
Gain on sale of generation assets	-	-	52,642	-
Pension benefits	-	-	43,867	-
Other	-	-	67,744	2,979

Total regulatory liabilities	-	-	769,266	105,843

Other liabilities
Deferred income taxes	1,157	(7,616)	597,349	69,017
Nuclear plant obligations	-	-	104,095	-
Other postretirement benefits	-	-	304,535	8,511
Asset Retirement Obligation	-	-	436,472	604
Environmental remediation costs	-	-	121,257	11,187
Other	131	8,049	95,516	64,589

Total other liabilities	1,288	433	1,659,224	153,908

Total Regulatory and Other Liabilities	1,288	433	2,428,490	259,751

Debt owed to subsidiary holding solely parent debentures	-	-	-	-
Preferred stock of subsidiary subject to mandatory redemption requirements	-	-	23,750	-
Long-term debt	1,384,332	-	1,898,352	204,000

Total Liabilities	1,587,080	26,107	4,818,208	534,191

Commitments	-	-	-	-
Preferred Stock of Subsidiaries
Redeemable solely at the option of subsidiaries	-	-	57,159	-
Common Stock Equity
Common stock	1,463	-	430,057	1
Capital in excess of par value	1,458,862	28,902	1,565,447	438,346
Retained earnings	983,776	-	347,265	23,375
Accumulated other comprehensive income (loss)	-	-	25,760	(10,204)
Deferred Compensation	(2,820)	-	-	-
Treasury stock, at cost	(364)	-	-	-

Total Common Stock Equity	2,440,917	28,902	2,368,529	451,518

Total Liabilities and Stockholders' Equity	$4,027,997	$55,009	$7,243,896	$985,709

Exhibit F-2
Energy East Corporation Consolidating Balance Sheet December 31, 2003 (Thousands)
	CMP Group, Inc. Consolidated	CTG Resources, Inc. Consolidated	Berkshire Energy Resources Consolidated	The Energy Network, Inc. Consolidated

Assets
Current Assets
Cash and cash equivalents	$22,892	$16,665	$2,151	$6,078
Special deposits	-	65	-	476
Temporary investments	124	-	-	-
Accounts receivable, net	121,755	65,512	8,881	35,120
Fuel, at average cost	-	40,817	4,810	2,285
Materials and supplies, at average cost	6,653	734	502	231
Accumulated deferred income tax benefits, net	1,232	-	202	-
Prepayments and other current assets	7,535	1,904	1,334	1,901

Total Current Assets	160,191	125,697	17,880	46,091

Utility Plant, at Original Cost
Electric	1,337,931	-	-	-
Natural gas	-	533,518	133,228	-
Common	-	82,349	-	-

	1,337,931	615,867	133,228	-
Less accumulated depreciation	451,407	197,596	34,451	-

Net Utility Plant in Service	886,524	418,271	98,777	-
Construction work in progress	15,953	1,532	337	-

Total Utility Plant	902,477	419,803	99,114	-

Other Property and Investments, Net	35,878	34,704	1,700	40,037

Regulatory and Other Assets
Regulatory assets
Nuclear plant obligations	173,548	-	-	-
Unfunded future income taxes	104,276	4,692	(307)	-
Unamortized loss on debt reacquisitions	8,646	-	-	-
Demand-side management program costs	5,281	-	-	-
Environmental remediation costs	2,614	-	-	-
Nonutility generator termination agreements	5,944	-	-	-
Asset retirement obligations	-	-	19,508	-
Other	65,145	5,469	5,529	-

Total regulatory assets	365,454	10,161	24,730	-

Other assets
Goodwill, net	332,025	223,028	60,660	487
Prepaid pension benefits	29,623	24,014	13,948	-
Other	18,841	7,973	4,017	9,529

Total other assets	380,489	255,015	78,625	10,016

Total Regulatory and Other Assets	745,943	265,176	103,355	10,016

Total Assets	$1,844,489	$845,380	$222,049	$96,144

Exhibit F-2
Energy East Corporation Consolidating Balance Sheet December 31, 2003 (Thousands)
	CMP Group, Inc. Consolidated	CTG Resources, Inc. Consolidated	Berkshire Energy Resources Consolidated	The Energy Network, Inc. Consolidated

Liabilities
Current Liabilities
Current portion of preferred stock of subsidiary subject to mandatory redemption requirements	-	-	-	-
Current portion of long-term debt	$2,999	$15,000	$6,000	-
Notes payable	15,000	28,000	13,000	$15,439
Accounts payable and accrued liabilities	48,167	32,429	4,477	24,144
Interest accrued	5,397	3,645	870	-
Taxes accrued	(2,096)	13,271	73	(1,048)
Accumulated deferred income tax benefits, net	694	(6,167)	-	-
Other	48,329	8,327	719	2,253

Total Current Liabilities	118,490	94,505	25,139	40,788

Regulatory and Other Liabilities
Regulatory liabilities
Accrued removal obligation	80,128	65,340	14,819	-
Deferred income taxes	77,849	(24,075)	(9,106)	-
Gain on sale of generation assets	76,998	-	-	-
Pension benefits	-	-	8,103	-
Other	17,127	8,659	-	-

Total regulatory liabilities	252,102	49,924	13,816	-

Other liabilities
Deferred income taxes	68,640	93,591	26,607	3,429
Nuclear plant obligations	173,548	-	-	-
Other postretirement benefits	73,181	22,676	-	-
Asset Retirement Obligation	-	-	-	-
Environmental remediation costs	3,017	-	9,985	-
Other	110,689	53,077	5,981	12,427

Total other liabilities	429,075	169,344	42,573	15,856

Total Regulatory and Other Liabilities	681,177	219,268	56,389	15,856

Debt owed to subsidiary holding solely parent debentures	-	-	-	-
Preferred stock of subsidiary subject to mandatory redemption requirements	-	-	-	-
Long-term debt	314,511	158,900	34,000	-

Total Liabilities	1,114,178	472,673	115,528	56,644

Commitments	-	-	-	-
Preferred Stock of Subsidiaries
Redeemable solely at the option of subsidiaries	32,936	750	250	-
Common Stock Equity
Common stock	-	1	-	54,440
Capital in excess of par value	769,145	355,902	104,268	66,143
Retained earnings	(54,596)	29,147	2,051	(84,628)
Accumulated other comprehensive income (loss)	(17,174)	(13,093)	(48)	3,545
Deferred Compensation	-	-	-	-
Treasury stock, at cost	-	-	-	-

Total Common Stock Equity	697,375	371,957	106,271	39,500

Total Liabilities and Stockholders' Equity	$1,844,489	$845,380	$222,049	$96,144

Exhibit F-2
Energy East Corporation Consolidating Balance Sheet December 31, 2003 (Thousands)
	Energy East Enterprises, Inc. Consolidated	Energy East Eliminations	Energy East Corporation Consolidated

Assets
Current Assets
Cash and cash equivalents	$464	$124	$113,187
Special deposits	69	-	34,669
Temporary investments	-	(124)	-
Accounts receivable, net	830	(85,042)	753,328
Fuel, at average cost	-	-	159,163
Materials and supplies, at average cost	357	40	22,491
Accumulated deferred income tax benefits, net	-	6,166	26,262
Prepayments and other current assets	180	-	81,746

Total Current Assets	1,900	(78,836)	1,190,846

Utility Plant, at Original Cost
Electric	-	-	5,992,001
Natural gas	23,651	-	2,405,795
Common	-	-	361,737

	23,651	-	8,759,533
Less accumulated depreciation	2,330	-	3,216,927

Net Utility Plant in Service	21,321	-	5,542,606
Construction work in progress	143	-	235,503

Total Utility Plant	21,464	-	5,778,109

Other Property and Investments, Net	1,216	(3,960,434)	452,843

Regulatory and Other Assets
Regulatory assets
Nuclear plant obligations	-	-	414,432
Unfunded future income taxes	-	-	254,977
Unamortized loss on debt reacquisitions	-	-	47,509
Demand-side management program costs	-	-	5,281
Environmental remediation costs	-	-	88,823
Nonutility generator termination agreements	-	-	106,631
Asset retirement obligations	-	-	34,022
Other	202	-	565,682

Total regulatory assets	202	-	1,517,357

Other assets
Goodwill, net	-	-	1,533,123
Prepaid pension benefits	-	-	608,933
Other	-	247	225,221

Total other assets	-	247	2,367,277

Total Regulatory and Other Assets	202	247	3,884,634

Total Assets	$24,782	$(4,039,023)	$11,306,432

Exhibit F-2
Energy East Corporation Consolidating Balance Sheet December 31, 2003 (Thousands)
	Energy East Enterprises, Inc. Consolidated	Energy East Eliminations	Energy East Corporation Consolidated

Liabilities
Current Liabilities
Current portion of preferred stock of subsidiary subject to mandatory redemption requirements	-	-	$1,250
Current portion of long-term debt	-	-	30,989
Notes payable	-	$(21,777)	308,406
Accounts payable and accrued liabilities	$1,033	(63,259)	339,812
Interest accrued	-	(6)	48,989
Taxes accrued	(1,293)	-	43,710
Accumulated deferred income tax benefits, net	-	6,167	694
Other	54	(2)	191,179

Total Current Liabilities	(206)	(78,877)	965,029

Regulatory and Other Liabilities
Regulatory liabilities
Accrued removal obligation	-	-	731,621
Deferred income taxes	-	-	181,211
Gain on sale of generation assets	-	-	129,640
Pension benefits	-	-	51,970
Other	-	-	96,509

Total regulatory liabilities	-	-	1,190,951

Other liabilities
Deferred income taxes	1,315	-	853,489
Nuclear plant obligations	-	-	277,643
Other postretirement benefits	-	-	408,903
Asset Retirement Obligation	-	-	437,076
Environmental remediation costs	-	-	145,446
Other	13	(3,842)	346,630

Total other liabilities	1,328	(3,842)	2,469,187

Total Regulatory and Other Liabilities	1,328	(3,842)	3,660,138

Debt owed to subsidiary holding solely parent debentures	-	355,670	355,670
Preferred stock of subsidiary subject to mandatory redemption requirements	-	-	23,750
Long-term debt	-	(355,669)	3,638,426

Total Liabilities	1,122	(82,718)	8,643,013

Commitments	-	-	-
Preferred Stock of Subsidiaries
Redeemable solely at the option of subsidiaries	-	-	91,095
Common Stock Equity
Common stock ($.01 par value)	-	(484,499)	1,463
Capital in excess of par value	30,076	(3,358,289)	1,458,802
Retained earnings	(6,416)	(113,517)	1,126,457
Accumulated other comprehensive income (loss)	-	-	(11,214)
Deferred Compensation	-	-	(2,820)
Treasury stock, at cost	-	-	(364)

Total Common Stock Equity	23,660	(3,956,305)	2,572,324

Total Liabilities and Stockholders' Equity	$24,782	$(4,039,023)	$11,306,432